UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 7, 2009
G&K Services, Inc.
(Exact name of registrant as specified in its charter)

Minnesota (State or other jurisdiction of incorporation)	0-4063 (Commission File Number)	41-0449530 (IRS Employer Identification No.)

5995 Opus Parkway, Minnetonka, Minnesota (Address of principal executive offices)	55343 (Zip Code)
Registrant’s telephone number, including area code: (952) 912-5500
NOT APPLICABLE
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Effective May 7, 2009, G&K Services, Inc. (the “Company”) amended its Executive Employment Agreements with each of Douglas A. Milroy, the Company’s new Chief Executive Officer (“CEO”), and Jeffrey L. Wright, the Company’s Executive Vice President and Chief Financial Officer.
The amendment to Mr. Milroy’s Executive Employment Agreement (i) reflects Mr. Milroy’s appointment to serve as CEO; (ii) provides for his resignation from all positions held with the Company upon termination of Mr. Milroy’s employment; and (iii) establishes a severance benefit equal to 1.99 times his annual Base Salary upon a termination by the Company without Cause or, following a Change in Control, upon a termination by Mr. Milroy for Good Reason. The foregoing summary is subject to the actual terms of the amendment, which is attached hereto as Exhibit 10.1.
On May 7, the Company’s Board of Directors (the “Board”), in connection with Mr. Milroy’s appointment to serve as CEO and upon the recommendation of the Company’s compensation committee, modified the terms of Mr. Milroy’s compensation arrangements, including (i) an increased annual Base Salary of $550,000; (ii) a new Management Incentive Plan target incentive of 75% of his annual Base Salary; (iii) an award of 20,000 restricted shares of the Company’s Class A Common Stock, par value $0.50 per share (“Common Stock”), vesting in equal installments on each of the next five anniversaries of the May 7, 2009 award date; (iv) an option to purchase up to 40,000 shares of Common Stock, vesting in equal installments on each of the next three anniversaries of the May 7, 2009 grant date; and (v) financial planning services of up to $5,000 annually. The remainder of Mr. Milroy’s existing compensation and benefits arrangements remain unchanged.
The amendment to Mr. Wright’s Executive Employment Agreement (i) reflects Mr. Wright’s appointment to serve as Executive Vice President and Chief Financial Officer; and (ii) provides for his resignation from all positions held with the Company upon termination of Mr. Wright’s employment. The foregoing summary is subject to the actual terms of the amendment, which is attached hereto as Exhibit 10.2.
Also on May 7, the Board, in connection with Mr. Wright’s appointment to serve as Executive Vice President and Chief Financial Officer and upon the recommendation of the Company’s compensation committee, approved an award to Mr. Wright of 15,000 restricted shares of Common Stock, all of which will vest on May 7, 2012. The remainder of Mr. Wright’s existing compensation and benefits arrangements remain unchanged.

Item 9.01.	Financial Statements and Exhibits
          (c) Exhibits.
10.1 Amendment to Executive Employment Agreement, effective May 7, 2009, between G&K Services, Inc. and Douglas A. Milroy
10.2 Amendment to Executive Employment Agreement, effective May 7, 2009, between G&K Services, Inc. and Jeffrey L. Wright

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

G&K SERVICES, INC. (Registrant)
Date: May 12, 2009	By:	/s/ Jeffrey L. Cotter
		Name:	Jeffrey L. Cotter
		Title:	Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment to Executive Employment Agreement, effective May 7, 2009, between G&K Services, Inc. and Douglas A. Milroy

10.2	Amendment to Executive Employment Agreement, effective May 7, 2009, between G&K Services, Inc. and Jeffrey L. Wright